                                                             Exhibit 24
POWER OF ATTORNEY
The undersigned, William P. Scully, hereby makes, constitutes and appoints each of Reid E. Buchanan, Diana L. Hayes, and Todd W. Fennell, or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-
Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as a stockholder of
Prothena Corp Public Ltd Co (the "Company"), to:
    1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's
Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto (without limiting the generality of the foregoing, Attorney-in-Fact shall have the specific legal authority to bind the undersigned for purposes of Form ID), and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
    2. Prepare and execute any and all forms, schedules and other documents
(including any amendments thereto) the undersigned is required to file with the
SEC, or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange
Act of 1934 ("Exchange Act") or any rule or regulation thereunder, or under
Rule 144 ("Rule 144") under the Securities Act of 1933 ("Securities Act"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as "SEC Filings");
    3. Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section
5 below;
    4. File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded;
    5. Act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.
    6. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.
 The undersigned acknowledges and agrees that:
a) This Power of Attorney authorizes, but does not require, the Attorney-in-
Fact to act in his or her discretion on information provided to such Attorney
-in-Fact without independent verification of such information;
b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;
c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of
Section 13 or Section 16 of the Exchange Act or Rule 144 under the
Securities Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and
d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under
Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.
 The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.
 This Power of Attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to the Attorney-
in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.
 IN WITNESS WHEREOF, the undersigned has executed this Power of
Attorney as of September 4, 2025.
 WITNESSES:

Sign:/s/ Lauren Taiaga  /s/ William P. Scully
Print: Lauren Taiaga  William P. Scully

Sign: /s/ Jennifer Lea Cear
Print: Jennifer Lea Coar

NOTARIZATION

STATE OF FLORIDA
COUNTY OF INDIAN RIVER
       The foregoing Power of Attorney was acknowledged before me by means of
[check one]: [x] physical presence or [__] online notarization, this 4th day of September, 2025, by WILLIAM P. SCULLY, who either [check one]: [x] is personally known to me, [__] has produced a Florida driver's license as identification, [__] has produced a ______________ driver's license as identification, or [__] has produced _____________________________ as identification.

NOTARY PUBLIC:
Sign:/s/ April S. Chiarella
(NOTARY SEAL) Print: April S. Chiarella
State of Florida at Large (Seal)
My commission expires: 8-19-28